Exhibit I

XSTRATA CAPITAL HOLDINGS PTY LIMITED (ACN 111 756 337)
NOTICE OF VARIATION EXTENDING OFFER PERIOD

TO:	WMC Resources Ltd (ABN 76 004 184 598)
AND TO:	Each person to whom an offer was made (“Offer”) pursuant to the Bidder’s Statement dated 16 December 2004 (“Bidder’s Statement”) by Xstrata Capital Holdings Pty Limited (“Xstrata Capital”)

Xstrata Capital gives notice under section 650D of the Corporations Act 2001 (Cth) (“Corporations Act”) that it varies the Offer by extending the Offer Period (as described in the Bidder’s Statement) from 7.00pm (Sydney time) on 28 January 2005 to 7.00pm (Sydney time) on 28 February 2005 (unless further extended).

The new date for giving a notice on the status of the conditions set out in Appendix 1 of the Bidder’s Statement is 18 February 2005.

A copy of this notice was lodged with the Australian Securities and Investments Commission (“ASIC”) on 20 January 2005. ASIC takes no responsibility for the contents of this notice.

Dated: 20 January 2005

SIGNED on behalf of Xstrata Capital Holdings Pty Limited pursuant to a resolution passed by its directors.

/s/ Benny Levene	/s/ Brian Azzopardi
Benny Levene, Director	Brian Azzopardi, Director